Exhibit 99.1

KULR Lands Initial $400K NASA Contract for Automated Battery Cell Testing, $2M in Total Orders Anticipated Over Several Quarters

SAN DIEGO / GLOBENEWSWIRE / July 08, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, today announced it has been awarded a purchase order exceeding $400,000 from the National Aeronautics and Space Administration (“NASA”), an independent agency of the U.S. federal government, as part of a $2M multi-phase agreement for its advanced automated battery cell screening system. The battery safety contract with NASA is to test lithium-ion cells going into future battery packs designed for the Artemis Program, a series of United States-led international human spaceflight programs. KULR will perform the tests on cells in reserve for upcoming Artemis missions as well as other pivotal manned space voyages. The cells used on the missions are required to meet certification to NASA’s strict specifications for manned flights, EP-WI-037.

With a leading position in safe battery design and testing, and as a significant player in the global electrification movement, KULR is among the few companies to meet the stringent requirements and rigorous testing standards of NASA's JSC 20793 Revision D for crewed space missions. This qualification enables KULR’s products and solutions to be used in the Artemis missions and other upcoming critical space voyages.

According to Straits Research, the global battery cell testing market is anticipated to grow at a CAGR of 4% between 2022–2030 and reach USD 7 billion by 2030.

KULR specializes in evaluating battery cells essential for manned space missions. To meet growing demand, the Company plans to expand its technology to support 21700 cells by year's end, enhancing safety and reliability for various mission-critical applications. The design and development work for this project will be a collaborative effort between KULR’s state-of-the-art facilities located in Webster, Texas, and San Diego, California, and is a vital cornerstone of expanding the KULR ONE Space (K1S) portfolio into CubeSat and SmallSat markets, customized battery design activities, and preparedness for low volume but high technical niche battery production.

KULR’s modular screening technology offers scalability to meet market demands, reinforcing its strategic partnership with NASA and its role in aerospace energy management and battery safety. As the drive for electrification and sustainable energy grows, KULR is well-positioned to leverage new opportunities and advance battery design and safety measures in collaboration with industry partners.

About KULR Technology Group, Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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